SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 7, 2013

iROBOT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-51598	77-0259335
(Commission File Number)	(IRS Employer Identification No.)

8 Crosby Drive, Bedford, Massachusetts	01730
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 430-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 7, 2013, John J. Leahy resigned as Executive Vice President, Chief Financial Officer and Treasurer of iRobot Corporation (the “Company”), effective April 5, 2013.

On March 8, 2013, the Company appointed Alison Dean as Executive Vice President, Chief Financial Officer and Treasurer, effective April 5, 2013. Following her appointment, Ms. Dean will receive an annual base salary of $325,000 and her target bonus will be 60% of her total base compensation. Ms. Dean, 48, previously served as the Company’s Senior Vice President, Corporate Finance since February 2010. From March 2007 until February 2012, she also served as the Company’s Principal Accounting Officer. From March 2007 until February 2010, Ms. Dean served as the Company’s Vice President, Financial Controls & Analysis, and from August 2005 until March 2007, she served as the Company’s Vice President, Financial Planning & Analysis. From 1995 to August 2005, Ms. Dean served in a number of positions at 3Com Corporation, including Vice President and Corporate Controller from 2004 to 2005 and Vice President of Finance — Worldwide Sales from 2003 to 2004. Ms. Dean holds a B.A. in Business Economics from Brown University and an M.B.A. from Boston University.

Item 7.01 Regulation FD Disclosure.

On March 11, 2013, the Company issued a press release, a copy of which is furnished as Exhibit 99.1 to this Report on

Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

99.1         Press Release issued by the registrant on March 11, 2013, furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iRobot Corporation

March 11, 2013	By:	/s/ Glen D. Weinstein
Name: Glen D. Weinstein Title: Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by the registrant on March 11, 2013, furnished herewith.